                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of the following into the Company's previously filed S-8 Registration Statements Numbers 2-79691 for the Abbott Laboratories 1981 Incentive Stock Program, 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, and 33-26685 and 33-51585 for the Abbott Laboratories Stock Retirement Plan and Trust and into the Company's previously filed S-3 Registration Statement Number 33-50253:

    1. Our supplemental report dated January 14, 1994 included in this Annual Report on Form 10-K for the year ended December 31, 1993; and

    2. Our report dated January 14, 1994 incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1993.

                                                       /s/ Arthur Andersen & Co.
Chicago, Illinois,                                         ARTHUR ANDERSEN & CO.
February 23, 1994